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                                                                   EXHIBIT 10.14

                             AMENDMENT TO AGREEMENT

            BETWEEN DAVID C. SIMMONDS, A .C. SIMMONDS & SONS LTD AND
                   PRIME BATTERY PRODUCTS LTD. APRIL 1ST 2003


To the following is an amendment to an agreement dated November the 1st 2002 between David C. Simmonds and Prime Battery Products Ltd.

The following changes are agreed to:

1. David C. Simmonds agrees to relinquish its rights to perform all logistic operations on behalf of Prime Battery Products Ltd. Subject to clause (2)
     (3).

2. David C. Simmonds is the exclusive Canadian sales agent for Prime Battery Products Ltd. for battery products sold through retailers, distributors, OEM's and battery specialists. This agreement shall also cover the following specific accounts in the United States: (a) Jackie and (b) 99stuff (c) Shop Rite (d) Weber Close-Out Centers.

     Prime Battery Products Ltd will retain all rights related to "School Fuel" and "Mighty Cell" programs currently being developed by Prime Battery Products Ltd. as well as retaining the right to have as house accounts any hotel or hotel chain or nursing home or nursing home chain.

     DAVID C. SIMMONDS SHALL ALSO BE PAID COMMISSIONS ON ANY CUSTOMER IN UNITED STATES DEVELOPED BY SIMMONDS BY WRITING A LEGITIMATE BUSINESS ORDER. ADDITIONALLY ANY NON-INDUSTRIAL CUSTOMER IN THE UNITED STATES THAT GOES INACTIVE FOR A PERIOD OF SIX MONTHS OR GREATER LOSES THE EXCLUSIVE PROTECTION AND PRIME BATTERY PRODUCTS LTD. MAY APPOINT ANOTHER AGENT TO CALL ON THAT CUSTOMER. DECISIONS REGARDING EXCLUSIVITY SHALL REMAIN WITH PRIME BATTERY PRODUCTS LTD.

3. David C. Simmonds will receive a commission based on the final net margins including volume rebates of any invoice to a David C. Simmonds customer. The commission rate shall be: 8% ON MARGINS OF 25 % OR LESS, 9 % ON MARGINS OF 25.1-35% AND 10% ON MARGINS AT 35.1% AND OVER. WHILE WE REQUEST AND EXPECT AN INPUT FROM DAVID C. SIMMONDS ON PRICING, FINAL PRICING DECISIONS WILL REMAIN AT THE DISCRETION OF PRIME BATTERY PRODUCTS. THE COMMISSION RATES SHALL APPLY TO CUSTOMERS IN NORTH AMERICA AND WHEN AGREED IN WRITING TO OTHER TERRITORIES YET TO BE DETERMINED.

     COMMISSIONS SHALL BE PAID ON THE FOLLOWING SCHEDULE:

     CUSTOMER PAYMENTS RECEIVED BETWEEN THE 1ST AND 15TH OF ANY MONTH WILL BE PAID ON THE 25TH OF THAT MONTH WHILE PAYMENTS RECEIVED BETWEEN THE 16TH AND 31ST WILL BE PAID ON THE 10TH OF THE FOLLOWING MONTH. WHEN MUTUALLY AGREED, COMMISSION RATES MAY BE ADJUSTED ON LOWER MARGIN INVOICES.

4. A. C. Simmonds shall be responsible for all costs relating to the operation of A. C. Simmonds and Sons and David Simmonds, including any sales commissions payable to sub agents of David C. Simmonds, travel and entertainment or any other expenses associated with David C. Simmonds. While Prime Battery Products Ltd. may from time to time request David C. Simmonds to travel on its behalf and in that event Prime will be responsible for those expenses pre-approved by Prime Battery Products Ltd. only. It is understood that David C. Simmonds is prohibited from making any financial commitment, issuing purchase orders, signing contracts of any kind verbal or written on behalf of Prime Battery Products Ltd.

5. It is understood that David Simmonds is to resign his position as President and Director of Prime Battery Products Ltd on execution of this amendment to become its commissioned agent. It is also understood that in lieu of the management fee previously paid for your services as President David C. Simmonds will now receive a higher commission rate, will no longer be burdened with the responsibilities and costs associated with logistics.

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6.   David C. Simmonds will be responsible for all order entry functions on sales to their customers.

7. D. C. Simmonds has agreed to allow Prime Battery Products to continue to use the existing warehouse inventory and control system currently operated on their computers. It s understood that this is a temporary solution requiring online access to the warehouse module of A. C. Simmonds and Sons' computer software.

8. David C. Simmonds may transfer this agreement to another company controlled by David C. Simmonds with written permission from Prime Battery Products Limited. This written permission will not be unreasonably withheld. The agreement referred to above and this amendment shall supersede any other agreements in now place, verbal or written, and shall be in effect for a period of one year. Mutual agreeable sales targets will be set each year. If these sales targets are met the agreement will be automatically renewed for a period of one year. If targets are not attained a 6 month warning period will begin. If after 6 months they are still not attained, 3 months notice of termination may be given.




-------------------------------                       -----------------
David C. Simmonds                                     Dated.



-------------------------------
Neil Greenberg
Witness



-------------------------------                      ------------------
Howard A. Pearl                                       Dated
Prime Battery Products Ltd.



-------------------------------                       -----------------
David C. Simmonds                                     Dated.
A. C. Simmonds & Sons Ltd.


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